As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iomai Corporation
(Exact name of Registrant as specified in its charter)

Delaware	2834	52-2049149
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stanley C. Erck
Chief Executive Officer
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul M. Kinsella
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
(617) 951-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of shares	Amount to	offering price	aggregate offering	registration
to be registered	be registered (1)	per share	price	fee
Common Stock, $0.01 par value per share(2)	10,872,851	$4.91(3) & $5.25(4)	$54,883,152.93	$1,684.91

(1)	The Registrant hereby registers the disposition of (a) 6,291,828 shares of its Common Stock issued in a private placement to certain stockholders pursuant to the terms of a Securities Purchase Agreement dated as of March 2, 2007 (the “Purchase Agreement”), (b) 4,404,278 shares of its Common Stock issuable upon exercise of warrants granted to such stockholders pursuant to the Purchase Agreement and (c) 176,745 previously unregistered shares of its Common Stock held by parties that have elected to exercise their registration rights pursuant to an investor rights agreement and various registration rights agreements. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock as may be issuable upon a stock split, stock dividend or similar transaction.

(2)	Includes associated purchase rights which currently are evidenced by certificates for shares of the Registrant’s Common Stock and automatically trade with such shares.

(3)	In accordance with Rule 457(c), the price is estimated solely for purposes of calculating the registration fee and is the average of the reported high and low sales prices of the Common Stock as reported on the NASDAQ Global Market on March 29, 2007.

(4)	In accordance with Rule 457(g)(1), the price is estimated solely for purposes of calculating the registration fee and is based upon the price at which the warrants may be exercised.

DATED MARCH 30, 2007
PROSPECTUS
10,872,851 Shares of Common Stock

     The prices at which such stockholders may dispose of their shares will be determined by the selling stockholders or their transferees. We will not receive any proceeds from the sale of the shares.
     Our common stock is traded on the NASDAQ Global Market under the symbol “IOMI.” On March 29, 2007, the reported closing price per share of our common stock was $4.91.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2007.

     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Iomai,” “the Company,” “we,” “us” or “our” mean Iomai Corporation, unless we state otherwise or the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY
     The following is a summary of selected information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and the notes to the financial statements incorporated by reference.
The Company
Our Business
     Iomai Corporation, a Delaware corporation founded in 1997, discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization, or TCI. All of our products use our proprietary TCI technology which delivers vaccine to a group of antigen-presenting cells in the skin called Langerhans cells. Those cells, in turn, transport the vaccine to nearby lymph nodes to produce a sustained immune response.
     We are leveraging TCI to enhance the efficacy of existing vaccines, enable new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. We currently have four product candidates in development: three targeting influenza and pandemic flu and one to prevent E. coli-related travelers’ diarrhea.
Risk Factors
     Our business is subject to substantial risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors. We have not authorized anyone to give you information or to make any representations other than those contained in this prospectus.
Corporate Information
     Our principal executive office is located at 20 Firstfield Road, Suite 250, Gaithersburg, MD 20878, and our telephone number is (301) 556-4500. Our website address is www.iomai.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
     You should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 23, 2007, which is incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain forward-looking statements. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. When used herein, the words “expects,” “estimates,” “intends,” “plans,” “should,” “would,” “could,” “anticipates” and similar expressions are intended to identify such forward-looking statements.
     Such forward-looking statements include statements about our use of TCI to enhance the efficacy of existing vaccines, enable new vaccines that are viable only through transcutaneous administration and expand the global vaccine market; and statements about the four product candidates in development.
     Actual results may differ materially from those set forth in the forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, the implementation of our corporate strategy; our future financial performance and projected expenditures; our ability to enter into future collaborations with pharmaceutical, biopharmaceutical and biotechnology companies and academic institutions; our product research and development activities; our technology’s potential efficacy, advantages over current approaches to vaccination and broad applicability to infectious diseases; our ability to receive regulatory approvals to develop and commercialize our product candidates; our ability to increase our manufacturing capabilities for our product candidates; our ability to develop or obtain funding for our IS patch for pandemic flu applications; our projected markets and growth in markets; our product formulations and patient needs and potential funding sources; our staffing needs; our plans for sales and marketing; and the other factors referred to under “Risk Factors” in this prospectus. In light of the substantial risks and uncertainties inherent in all projections, the inclusion of forward-looking statements in this prospectus should not be regarded as representations by us that our objectives or plans will be achieved. We undertake no obligation to update any forward-looking statement or to release publicly the results of revisions to any forward-looking statement to reflect events or circumstances after the date hereof.

USE OF PROCEEDS
     The net proceeds from the disposition of the shares of common stock covered by this prospectus will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the shares by the selling stockholders or their transferees.

SELLING STOCKHOLDERS
     On March 2, 2007, we issued 6,291,828 shares of common stock and warrants to purchase an additional 4,404,278 shares of common stock in a private placement. Pursuant to the securities purchase agreement related to such private placement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock we issued and the shares we may issue upon exercise of the warrants. Pursuant to several registration and investor rights agreements, we also included certain other unregistered shares in this registration statement. The parties who have elected to register their shares in this registration pursuant to such contractual rights are also listed below.
     The following table sets forth, subject to certain assumptions: (1) the name of each of the selling stockholders; (2) the number of shares of our common stock owned by each such selling stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; and (4) the number of shares of our common stock owned upon completion of this offering.
     We have prepared this table using information furnished to us by or on behalf of the selling stockholders.

	Common Stock	Common Stock Being	Common Stock Owned
	Owned Prior to this	Offered Pursuant to	Upon Completion of this
Name	Offering	this Prospectus	Offering
New Enterprise Associates 10 Limited Partnership (2)	7,518,256	2,674,028	4,844,228
RA Capital Biotech Fund, LP	1,680,542	1,680,542	0
RA Capital Biotech Fund II, LP	26,286	26,286	0
Visium Balanced Fund, LP	382,291	178,579	203,712
Visium Balanced Offshore Fund, Ltd.	422,454	284,104	138,350
Visium Long Bias Fund, LP	112,999	80,435	32,564
Visium Long Bias Offshore Fund, Ltd.	384,202	257,686	126,516
Atlas Master Fund, Ltd.	57,724	49,196	8,528
Lagunitas Partners LP	340,000	340,000	0
Gruber & McBaine International	119,000	119,000	0
TTEES Hamilton College	42,500	42,500	0
The Wallace Foundation	42,500	42,500	0
Jon D. & Linda W. Gruber Trust	51,000	51,000	0
Lindsay Gruber Dunham	8,500	8,500	0
Jon D. Gruber TTEE FBO Jonathan Wyatt Gruber Trust	8,500	8,500	0
J. Patterson McBaine	68,000	68,000	0
SF Capital Partners Ltd. (3)	682,730	682,730	0
Fort Mason Master, LP (4)	801,442	801,442	0
Fort Mason Partners, LP (4)	51,972	51,972	0
Highbridge International LLC (5)	680,000	680,000	0
Capital Ventures International (6)	708,673	708,673	0
UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited	512,046	512,046	0
Cranshire Capital, L.P.	341,365	341,365	0
MPM Bioequities Master Fund LP	336,265	336,265	0
MPM Bioequities Investors Fund LLC	5,100	5,100	0
Red Abbey Venture Partners, LP	256,024	256,024	0
Credit Suisse Securities (USA) LLC (7)	170,681	170,681	0
Otago Partners, LLC (8)	85,340	85,340	0
Hudson Bay Fund, LP (9)	38,402	38,402	0
Hudson Bay Overseas Fund, Ltd (10)	46,938	46,938	0
Mallette Capital Biotech Fund, LP	68,272	68,272	0
Essex Woodlands Health Ventures Fund V, L.P. (11)	2,802,686	143,492	2,659,194

(1)	Assuming each selling stockholder has sold all the shares shown as being offered by each selling stockholder pursuant to this prospectus.

(2)	NEA Partners 10, L.P. is the sole general partner of New Enterprise Associates 10, Limited Partnership. The individual general partners of NEA Partners 10, L.P. are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III,

Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III; all of whom disclaim beneficial ownership of the shares held by the aforementioned entities except to the extent of his pecuniary interest therein. M. James Barrett, a director of the Company, is a general partner of NEA Partners 10, L.P. which is the general partner of New Enterprise Associates 10, Limited Partnership.

Mark W. Perry, C. Richard Kramlich, Peter J. Barris and Eugene A. Trainor III each individually own less than 1.5% of Merlin Securities, a prime broker and NASD member. Each of these individuals is a general partner of NEA Partners 10, L.P. which is the general partner of New Enterprise Associates 10, Limited Partnership. New Enterprise Associates 10, Limited Partnership purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when New Enterprise Associates 10, Limited Partnership purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

Assuming it sells all of its shares being offered pursuant to this prospectus, New Enterprise Associates 10, Limited Partnership would own 14.40% of the Company’s outstanding Common Stock upon completion of this offering.

(3)	SF Capital Partners Ltd. is an affiliate of Reliant Trading and Shepherd Trading Limited, each of which is an NASD registered broker-dealer. SF Capital Partners Ltd. purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when SF Capital Partners Ltd. purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(4)	The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the “Fort Mason Funds”). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to such shares. Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(5)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(6)	Capital Ventures International is under common control with one or more NASD members. But, Capital Ventures International purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when Capital Ventures International purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(7)	Credit Suisse Securities (USA) LLC is a broker-dealer and therefore is an underwriter within the meaning of the Securities Act with respect to the securities being offered.

(8)	Lindsay A. Rosenwald, M.D. is the managing member of Otago Partners, LLC. Dr. Rosenwald is also the sole stockholder and Chairman of Paramount BioCapital, Inc., an NASD member broker-dealer, and Paramount BioCapital Asset Management, Inc., an investment advisor registered with the SEC. Otago Partners, LLC purchased the shares being offered pursuant to this prospectus in the ordinary course of business. When Otago Partners, LLC purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(9)	Hudson Bay Fund, LP is affiliated with XTF Capital, LLC and XTF Market Making, LLC, both members of NASD. But, Hudson Bay Fund, LP purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when Hudson Bay Fund, LP purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(10)	Hudson Bay Overseas Fund, Ltd. is affiliated with XTF Capital, LLC and XTF Market Making, LLC, both members of NASD. But, Hudson Bay Overseas Fund, Ltd. purchased the shares being offered pursuant to this prospectus in the ordinary course of business. Further, when Hudson Bay Overseas Fund, Ltd. purchased the shares being offered, it had no agreement or understanding, directly or indirectly, with any person to distribute these shares.

(11)	Essex Woodlands Health Ventures V, LLC is the general partner of Essex Woodlands Health Ventures Fund V, L.P. The general partners of Essex Woodlands Health Ventures V, LLC are James Currie, Martin Sutter and Immanuel Thangaraj – all of whom disclaim beneficial ownership except to the extent of their pecuniary interest therein. Jeff Himawan, Ph.D. has served on the Board of Directors of Iomai Corporation since December 2002.

Assuming it sells all of its shares being offered pursuant to this prospectus, Essex Woodlands Health Ventures Fund V, L.P. would own 7.91% of the Company’s outstanding Common Stock upon completion of this offering.

PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

DESCRIPTION OF COMMON STOCK
     Our authorized capital stock consists of 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of March 14, 2007, there were outstanding:
•	25,509,045 shares of common stock;

•	3,706,391 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and

•	4,423,509 shares issuable upon the exercise of outstanding warrants.
     The following description of the terms of common stock and preferred stock sets forth certain general provisions as contained in our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws, and it is qualified in its entirety by reference to Delaware law and our certificate of incorporation and by-laws in their entirety.
Common Stock
     The holders of our common stock are entitled to one vote per share on all matters submitted to our stockholders. Holders of our common stock are entitled to receive dividends when and if declared from time to time by our board of directors.
     Upon any liquidation, dissolution or winding up of Iomai, holders of common stock are entitled to ratable distribution are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of any then outstanding preferred stock.
     Holders of common stock do not have preemptive rights or cumulative voting rights.
Preferred Stock
     Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations, restrictions. Our board of directors can authorize any of the foregoing actions without any further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of our preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.
     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

VALIDITY OF SHARES
     Ropes & Gray LLP, Boston, Massachusetts, has passed upon the validity of the shares for us.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 000-51709. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of this post-effective amendment and prior to its effectiveness. We hereby incorporate by reference the documents listed below (File No. 000-51709).
•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 as filed on March 23, 2007;

•	our current reports on Form 8-K filed on January 17, 2007, January 30, 2007, March 2, 2007, March 7, 2007 and March 23, 2007;

•	the description of the common stock contained in our Registration Statement on Form S-1 (Registration No. 333-128765);

•	our proxy statement on Schedule 14A filed with the SEC on February 14, 2007; and,

•	our proxy statement on Schedule 14A filed with the SEC on April 13, 2006.

     You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.iomai.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
Iomai Corporation
Attention: Secretary
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
Telephone: (301) 556-4500
     The information contained on our website is not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Securities and Exchange Commission registration fee	$1,685
Printing and engraving expenses	8,000
Accountant’s fees and expenses	10,000
Legal fees and expenses	125,000
Miscellaneous expenses	5,315

Total	$150,000

     All of the amounts shown are estimates except for the fee payable to the Commission.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
     The registrant’s Third Amended and Restated Certificate of Incorporation provides that the registrant shall indemnify each of its directors, to the maximum extent permitted from time to time by law, and may indemnify each of its officers, to the extent provided in its bylaws or approved from time to time by the Board of Directors, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.
     The registrant’s Third Amended and Restated Certificate of Incorporation also provides that the registrant shall, upon request, advance payment of expenses (including attorneys’ fees) incurred by a director in defending any proceeding in advance of the proceeding’s final disposition. Likewise, the registrant may advance such expenses to an officer of the registrant. These rights of indemnification and advancement of expenses conferred in the registrant’s Third Amended and Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

     In addition, as permitted by Section 102 of the Delaware General Corporation Law, the registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.
     These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
ITEM 16. EXHIBITS
See Exhibit Index on page II-6 of this registration statement.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.`
Provided, however, that:
          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in Form F-3.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrar’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Iomai Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on March 20, 2007.

Iomai Corporation

By:	/s/ Russell P. Wilson

Russell P. Wilson
Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Stanley C. Erck and Russell P. Wilson, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated and on March 20, 2007:

Signature	Title

/s/ Stanley C. Erck Stanley C. Erck	Director, President, Chief Executive Officer, Treasurer

/s/ Russell P. Wilson Russell P. Wilson	Senior Vice President, Chief Financial Officer, General Counsel (Principal Financial and Accounting Officer)

/s/ Thomas Martin Vernon, Jr. Thomas Martin Vernon, Jr., M.D.	Director

/s/ F. Weller Meyer F. Weller Meyer	Director

/s/ R. Gordon Douglas, Jr. R. Gordon Douglas, Jr., M.D.	Director

/s/ Richard Douglas Richard Douglas, Ph.D.	Director

/s/ Dr. M. James Barrett M. James Barrett, Ph.D.	Director

/s/ Jeff Himawan Jeff Himawan, Ph.D.	Director

ITEM 16. EXHIBITS
     The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description	Location
4.2	Grant of Put Option dated April 6, 2001 by Iomai Corporation to the Walter Reed Army Institute of Research as representative of the United States of America.	(1)

4.3	Option Agreement dated December 4, 2002 by and between Iomai Corporation and Elan Corporation, plc.	(1)

4.4	Stock Purchase Warrant dated December 4, 2002 issued by Iomai Corporation to Friedman Billings Ramsey & Co., Inc.	(1)

4.5.1	Investor Rights Agreement dated December 4, 2002 between Iomai Corporation and the individuals specified in Exhibit A thereto.	(1)

4.5.2	Amendment to the Investor Rights Agreement dated March 27, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.3	Amendment to Investor Rights Agreement and Consent dated May 30, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.4	Amendment to Investor Rights Agreement and Consent dated December 1, 2005 among Iomai Corporation and the purchasers listed on the signature pages thereto.	(1)

4.6	Registration Rights Agreement dated April 6, 2001 by and between Iomai Corporation and MdBio, Inc. as trustee for and on behalf of the Walter Reed Army Institute of Research, a representative of the United States of America.	(1)

4.7	Registration Rights Agreement dated March 30, 1999 by and between Iomai Corporation and Maryland Health Care Product Development Corporation.	(1)

4.8	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Eiicha Ida.	(1)

4.9	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Yuichi Suzuki.	(1)

4.10	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Toshiro Osoegawa.	(1)

4.11	Registration Rights Agreement dated August 15, 2000 by and between Iomai Corporation and CZ Venture Operations, Inc.	(1)

4.12	Registration Rights Agreement dated January 4, 2001 by and between Iomai Corporation and Alexandria Real Estate Equities, L.P.	(1)

4.13	Form of Common Stock Warrant dated March 2, 2007.	(2)

4.14	Form of Common Stock Warrant dated March 2, 2007.	(2)

5.1	Opinion of Ropes & Gray LLP dated March 28, 2007.	*

10.1	Purchase Agreement dated March 2, 2007.	(2)

Exhibit	Description	Location
23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).	*

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm .	*

*	Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Form S-1/A (File No. 333-128765) and incorporated herein by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Form 8-K filed March 2, 2007.